                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"),  made as of this 8th day of February 2008, by and between Delaware Group Adviser Funds, a statutory  trust  created  under  the laws of the  State of  Delaware,  with its principal  place of business at 2005 Market Street,  Philadelphia,  Pennsylvania
19103, on behalf of its series,  Delaware U.S. Growth Fund  ("Acquiring  Fund"), and Delaware Group Equity Funds IV, a statutory  trust created under the laws of the State of Delaware,  with its principal place of business also at 2005 Market
Street,  Philadelphia,  Pennsylvania  19103,  on behalf of its series,  Delaware
Large Cap Growth Fund ("Acquired Fund").

                             PLAN OF REORGANIZATION

          The  reorganization  (hereinafter  referred  to as  the  "Plan")  will consist of: (i) the  acquisition  by Delaware  Group  Adviser Funds on behalf of
Acquiring  Fund of  substantially  all of the  property,  assets and goodwill of
Acquired Fund in exchange solely for (a) shares of beneficial interest,  without par value,  of Acquiring Fund - Class A ("Acquiring  Fund Class A Shares"),  (b)
shares of beneficial  interest,  without par value,  of Acquiring Fund - Class B
("Acquiring Fund Class B Shares"),  (c) shares of beneficial  interest,  without par value,  of Acquiring Fund - Class C ("Acquiring  Fund Class C Shares"),  and
(d) shares of  beneficial  interest,  without  par value,  of  Acquiring  Fund -
Institutional  Class  ("Acquiring Fund  Institutional  Class Shares");  (ii) the
distribution  of (a)  Acquiring  Fund Class A shares to the  holders of Acquired
Fund - Class A shares ("Acquired Fund Class A Shares"), (b) Acquiring Fund Class
B Shares to the holders of Acquired Fund - Class B shares  ("Acquired Fund Class
B Shares"),  (c) Acquiring Fund Class C Shares to the holders of Acquired Fund -
Class C  shares  ("Acquired  Fund  Class C  Shares"),  and  (d)  Acquiring  Fund
Institutional Class shares to the holders of Acquired Fund - Institutional Class
shares  ("Acquired  Fund  Institutional  Class  Shares"),   according  to  their
respective  interests in complete  liquidation  of Acquired  Fund; and (iii) the dissolution  of  Acquired  Fund as soon as  practicable  after the  closing  (as referenced in Section 3 hereof,  hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

          In order to consummate the Plan and in  consideration  of the premises and of the covenants and agreements  hereinafter set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

     1. Sale and Transfer of Assets,  Liquidation  and  Dissolution  of Acquired
Fund

          (a)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the  representations  and warranties of Delaware Group Adviser Funds herein contained, and in consideration of the delivery by Delaware Group Adviser
Funds,  on behalf of Acquiring  Fund,  of the number of its shares of beneficial interest of Acquiring Fund hereinafter provided, Delaware Group Equity Funds IV, on behalf of Acquired  Fund,  agrees  that it will sell,  convey,  transfer  and deliver to Delaware  Group Adviser  Funds,  on behalf of Acquiring  Fund, at the
Closing  provided for in Section 3, all of the then existing  assets of Acquired
Fund as of the close of business

(which  hereinafter  shall be,  unless  otherwise  noted,  the regular  close of business of the New York Stock Exchange, Inc. ("NYSE")) ("Close of Business") on
the  valuation  date (as  defined  in Section 3 hereof,  hereinafter  called the
"Valuation  Date"),  free  and  clear of all  liens,  encumbrances,  and  claims whatsoever (other than shareholders'  rights of redemption and such restrictions as might arise under the  Securities  Act of 1933,  as amended (the "1933 Act"), with  respect  to  privately  placed or  otherwise  restricted  securities  that
Acquired Fund may have acquired in the ordinary course of business),  except for cash,  bank  deposits,  or cash  equivalent  securities  in an estimated  amount necessary  (1) to pay  Acquired  Fund's  costs and expenses of carrying out this
Agreement (including,  but not limited to, fees of counsel and accountants,  and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses  shall be  established  on the books of Acquired  Fund as liability reserves, (2) to discharge all of Acquired Fund's Liabilities (as defined below)
on its books at the Close of Business on the Valuation Date  including,  but not limited  to, its income  dividends  and  capital  gains  distributions,  if any, payable  for any period  prior to, and  through,  the Close of  Business  on the
Valuation  Date, and (3) to pay such  contingent  liabilities as the trustees of
Delaware Group Equity Funds IV shall  reasonably deem to exist against  Acquired
Fund,  if any,  at the  Close of  Business  on the  Valuation  Date,  for  which contingent and other appropriate  liability reserves shall be established on the books of Acquired Fund (hereinafter  "Net Assets").  Delaware Group Equity Funds
IV, on behalf of Acquired Fund, shall also retain any and all rights that it may have over and against any person that may have accrued up to and  including  the
Close of Business on the Valuation  Date.  Delaware Group Equity Funds IV agrees to use  commercially  reasonable  efforts to  identify  all of  Acquired  Fund's liabilities,  debts,  obligations  and duties of any  nature,  whether  accrued, absolute,  contingent or otherwise  ("Liabilities")  prior to the Valuation Date and to discharge all such known  Liabilities on or prior to the Valuation  Date.
In no event will  Acquiring  Fund assume or  otherwise  be  responsible  for any
Liabilities of Acquired Fund.

          (b)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the representations and warranties of Delaware Group Equity Funds IV on behalf of Acquired Fund herein contained,  and in consideration of such sale, conveyance,  transfer, and delivery,  Delaware Group Adviser Funds agrees at the
Closing to deliver to  Delaware  Group  Equity  Funds IV, on behalf of  Acquired
Fund: (i) the number of Acquiring Fund Class A Shares determined by dividing the net asset  value per share of  Acquired  Fund  Class A Shares as of the Close of
Business on the  Valuation  Date by the net asset  value per share of  Acquiring
Fund  Class A  Shares  as of  Close  of  Business  on the  Valuation  Date,  and
multiplying the result by the number of outstanding Acquired Fund Class A Shares as of Close of Business on the Valuation Date; (ii) the number of Acquiring Fund
Class B Shares  determined by dividing the net asset value per share of Acquired
Fund Class B Shares as of Close of  Business  on the  Valuation  Date by the net
asset value per share of  Acquiring  Fund Class B Shares as of Close of Business
on the Valuation  Date, and  multiplying the result by the number of outstanding
Acquired  Fund Class B Shares as of Close of  Business  on the  Valuation  Date;
(iii) the number of Acquiring Fund Class C Shares determined by dividing the net asset value per share of Acquired Fund Class C Shares as of Close of Business on
the  Valuation  Date by the net asset value per share of Acquiring  Fund Class C
Shares as of Close of Business on the Valuation Date, and multiplying the result by the  number  of  outstanding  Acquired  Fund  Class C  Shares  as of Close of
Business  on  the  Valuation  Date;  and  (iv)  the  number  of  Acquiring  Fund
Institutional  Class Shares determined by dividing the net asset value per share of  Acquired  Fund  Institutional  Class  Shares as of Close of  Business on the
Valuation Date by the net asset value per share of Acquiring Fund  Institutional
Class

Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of  outstanding  Acquired  Fund  Institutional  Class Shares as of
Close of Business on the Valuation  Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

          (c) As soon as  practicable  following  the  Closing,  Delaware  Group
Equity Funds IV shall dissolve Acquired Fund and distribute pro rata to Acquired
Fund's shareholders of record as of the Close of Business on the Valuation Date, the shares of  beneficial  interest of Acquiring  Fund received by Acquired Fund pursuant  to  this  Section  1.  Such  dissolution  and  distribution  shall  be accomplished by the  establishment of accounts on the share records of Acquiring
Fund of the  type and in the  amounts  due such  shareholders  pursuant  to this
Section 1 based on their  respective  holdings of shares of Acquired  Fund as of the Close of Business on the  Valuation  Date.  Fractional  shares of beneficial interest  of  Acquiring  Fund shall be carried to the third  decimal  place.  No certificates  representing  shares of beneficial interest of Acquiring Fund will be issued to shareholders  of Acquired Fund shares  irrespective of whether such shareholders hold their shares in certificated form.

          (d) At the  Closing,  each  outstanding  certificate  that,  prior  to
Closing,  represented  shares of beneficial  interest of Acquired Fund, shall be cancelled and shall no longer evidence ownership thereof.

          (e) At the Closing,  each shareholder of record of Acquired Fund as of the record date (the  "Distribution  Record  Date")  with  respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect to the shares of Acquired Fund that such person had on such Distribution
Record Date.

     2. Valuation

          (a) The  value  of  Acquired  Fund's  Net  Assets  to be  acquired  by
Acquiring  Fund  hereunder  shall be  computed  as of Close of  Business  on the
Valuation  Date using the  valuation  procedures  set forth in  Acquired  Fund's currently effective prospectus and statement of additional information.

          (b) The net asset value of  Acquiring  Fund Class A Shares,  Acquiring
Fund  Class  B  Shares,  Acquiring  Fund  Class C  Shares,  and  Acquiring  Fund
Institutional  Class Shares shall be  determined  to the nearest full cent as of the Close of Business on the Valuation  Date using the valuation  procedures set forth in  Acquiring  Fund's  currently  effective  prospectus  and  statement of additional information.

          (c) The net asset value of Acquired Fund Class A Shares, Acquired Fund
Class B Shares,  Acquired Fund Class C Shares,  and Acquired Fund  Institutional
Class  Shares  shall be  determined  to the nearest full cent as of the Close of
Business on the Valuation Date,  using the valuation  procedures as set forth in
Acquired  Fund's  currently  effective  prospectus  and  statement of additional information.

     3. Closing and Valuation Date

     The  Valuation  Date shall be February  8, 2008,  or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Delaware Group Adviser Funds, 2005 Market Street, Philadelphia,  Pennsylvania
19103 at  approximately  9:00 a.m.,  Eastern  Time,  on the first  business  day following the Valuation Date.  Notwithstanding  anything herein to the contrary, in the event that on the Valuation  Date (a) the NYSE shall be closed to trading or trading  thereon  shall be  restricted  or (b)  trading or the  reporting  of trading  on such  exchange  or  elsewhere  shall be  disrupted  so that,  in the judgment of Delaware  Group  Adviser  Funds or Delaware  Group  Equity Funds IV,
accurate  appraisal of the value of the net assets of Acquired Fund or Acquiring
Fund is  impracticable,  the Valuation  Date shall be postponed  until the first business day after the day when trading  shall have been fully  resumed  without restriction  or  disruption,  reporting  shall have been  restored  and accurate appraisal of the value of the net assets of Acquired Fund and Acquiring  Fund is practicable  in the judgment of Delaware  Group Adviser Funds and Delaware Group
Equity Funds IV. Delaware Group Equity Funds IV shall have provided for delivery as of the  Closing of those Net Assets of  Acquired  Fund to be  transferred  to
Delaware  Group  Adviser  Funds'  Custodian,  Mellon  Bank,  One Mellon  Center,
Pittsburgh,  PA 15285. Also, Delaware Group Equity Funds IV shall deliver at the
Closing a list (which may be in  electronic  form) of names and addresses of the shareholders  of record of its Acquired Fund shares,  and the number of full and fractional  shares of  beneficial  interest of such  classes  owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry  accounts,  all as of the Close of Business on the Valuation  Date,  certified by its transfer agent, or by its President or
Vice-President to the best of their knowledge and belief. Delaware Group Adviser
Funds shall provide  evidence  satisfactory to Delaware Group Equity Funds IV in such manner as Delaware Group Equity Funds IV may  reasonably  request that such shares of beneficial  interest of Acquiring Fund have been registered in an open account on the books of Acquiring Fund.

     4. Representations and Warranties by Delaware Group Equity Funds IV

     Delaware  Group Equity Funds IV represents  and warrants to Delaware  Group
Adviser Funds that:

          (a) Delaware Group Equity Funds IV is a statutory  trust created under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing  under the laws of that State.  Delaware Group Equity Funds
IV, of which Acquired Fund is a separate  series,  is duly registered  under the
Investment  Company Act of 1940,  as amended (the "1940  Act"),  as an open-end, management  investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing.

          (b) Delaware Group Equity Funds IV is authorized to issue an unlimited number of shares of  beneficial  interest of Acquired  Fund,  with no par value.
Each  outstanding  share  of  Acquired  Fund  is  validly  issued,  fully  paid, non-assessable and has full voting rights.

          (c) The  financial  statements  appearing  in Acquired  Fund's  Annual
Report to Shareholders for the fiscal year ended September 30, 2007,  audited by
Ernst & Young,  LLP,  copies of which  have been  delivered  to  Delaware  Group
Adviser Funds, and any unaudited

financial  statements  since  that  date,  copies of which may be  furnished  to
Delaware Group Adviser Funds,  fairly present the financial position of Acquired
Fund as of the date indicated,  and the results of its operations for the period indicated,  in conformity with generally accepted accounting  principles applied on a consistent basis.

          (d) The books and  records of  Acquired  Fund,  including  FIN 48 work papers and supporting statements, made available to Delaware Group Adviser Funds and/or its counsel are true and correct in all material  respects and contain no material omissions with respect to the business and operations of Acquired Fund.

          (e) The  statement  of  assets  and  liabilities  to be  furnished  by
Delaware Group Equity Funds IV as of the Close of Business on the Valuation Date
for the purpose of  determining  the number of shares of beneficial  interest of
Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of Acquired Fund and outstanding  shares of beneficial  interest, as of such date, in conformity  with generally  accepted  accounting  principles applied on a consistent basis.

          (f) At the  Closing,  Delaware  Group  Equity  Funds  IV, on behalf of
Acquired Fund, will have good and marketable  title to all of the securities and other assets shown on the  statement  of assets and  liabilities  referred to in subsection (e) above,  free and clear of all liens or encumbrances of any nature whatsoever  except  such  restrictions  as might  arise  under the 1933 Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances  as do not  materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

          (g) Delaware  Group Equity Funds IV has the necessary  trust power and trust  authority to conduct its  business  and the business of Acquired  Fund as such businesses are now being conducted.

          (h)  Delaware  Group  Equity  Funds IV is not a party to or  obligated under any provision of its Agreement and Declaration of Trust,  By-Laws,  or any
material  contract or any other material  commitment or  obligation,  and is not subject to any order or decree  that would be violated  by its  execution  of or performance under this Agreement.

          (i)  Delaware  Group  Equity  Funds IV has full trust  power and trust authority  to enter into and  perform  its  obligations  under  this  Agreement, subject to approval of this Agreement by Acquired Fund's shareholders. Except as provided in the  immediately  preceding  sentence,  the execution,  delivery and performance of this Agreement have been validly  authorized,  and this Agreement constitutes its legal,  valid and binding obligation  enforceable  against it in accordance  with  its  terms,  subject  as  to  enforcement  to  the  effect  of bankruptcy, insolvency, reorganization, arrangement among creditors, moratorium,
fraudulent   transfer  or   conveyance,   and  other  similar  laws  of  general
applicability  relating to or affecting  creditor's rights and to general equity principles.

          (j) Neither  Delaware Group Equity Funds IV nor Acquired Fund is under the  jurisdiction of a court in a Title 11 or similar case within the meaning of
Section  368(a)(3)(A)  of the  Internal  Revenue  Code of 1986,  as amended (the
"Code").

          (k) Delaware  Group Equity Funds IV does not have any  unamortized  or unpaid organizational fees or expenses.

          (l) Delaware  Group Equity Funds IV has elected to treat Acquired Fund as a regulated  investment company ("RIC") for federal income tax purposes under
Part I of  Subchapter  M of the Code,  Acquired  Fund is a "fund" as  defined in
Section  851(g)(2)  of the Code,  has  qualified  as a RIC for each taxable year since  its  inception  and  will  qualify  as a  RIC  as  of  the  Closing,  and consummation of the  transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5. Representations and Warranties by Delaware Group Adviser Funds

     Delaware  Group Adviser  Funds  represents  and warrants to Delaware  Group
Equity Funds IV that:

          (a) Delaware  Group Adviser  Funds is a statutory  trust created under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing under the laws of that State. Delaware Group Adviser Funds, of which Acquiring Fund is a separate series of shares, is duly registered under the 1940 Act as an open-end, management investment company, such registration is in full  force and  effect as of the date  hereof  and will be in full force and effect as of the Closing.

          (b) Delaware  Group  Adviser Funds is authorized to issue an unlimited number of shares of beneficial  interest,  without par value, of Acquiring Fund.
Each outstanding share of Acquiring Fund is fully paid,  non-assessable  and has full voting  rights.  The shares of beneficial  interest of Acquiring Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable and have full voting rights.

          (c) At the  Closing,  each class of shares of  beneficial  interest of
Acquiring  Fund to be issued  pursuant to this  Agreement  will be eligible  for offering to the public in those states of the United States and jurisdictions in which the corresponding  class of shares of Acquired Fund are presently eligible for  offering  to the  public,  and  there  are an  unlimited  number  of shares registered  under the 1933 Act such that  there is a  sufficient  number of such shares to permit the transfers contemplated by this Agreement to be consummated.

          (d) The statement of assets and  liabilities  of Acquiring  Fund to be furnished  by Delaware  Group  Adviser  Funds as of the Close of Business on the
Valuation Date for the purpose of determining the number of shares of beneficial interest  of  Acquiring  Fund to be issued  pursuant  to  Section 1 hereof  will accurately  reflect the net assets of Acquiring Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity  with  generally  accepted accounting principles applied on a consistent basis.

          (e) At the Closing,  Delaware  Group  Adviser Funds will have good and marketable  title  to  all of the  securities  and  other  assets  shown  on the statement of assets and  liabilities  referred to in subsection (d) above,  free and clear of all liens or  encumbrances  of any nature  whatsoever  except  such restrictions as might arise under the 1933 Act with respect to privately  placed or otherwise  restricted  securities  that it may have  acquired in the ordinary course of business and such  imperfections  of title or  encumbrances  as do not materially  detract  from the value or use of the  assets  subject  thereto,  or materially affect title thereto.

          (f) Delaware  Group Adviser  Funds has the  necessary  trust power and trust  authority to conduct its  business and the business of Acquiring  Fund as such businesses are now being conducted.

          (g) Delaware Group Adviser Funds is not a party to or obligated  under any  provision  of its  Agreement  and  Declaration  of Trust,  By-Laws,  or any
material  contract or any other material  commitment or  obligation,  and is not subject to any order or decree  that would be violated  by its  execution  of or performance under this Agreement.

          (h)  Delaware  Group  Adviser  Funds  has full  trust  power and trust authority to enter into and perform its obligations  under this  Agreement.  The execution,  delivery  and  performance  of  this  Agreement  have  been  validly authorized,  and  this  Agreement  constitutes  its  legal,  valid  and  binding obligation  enforceable against it in accordance with its terms,  subject, as to
enforcement,   to  the   effect  of   bankruptcy,   insolvency   reorganization,
arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general  applicability  relating to or affecting creditors rights and to general equity principles.

          (i) Neither  Delaware  Group Adviser Funds nor Acquiring Fund is under the  jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          (j) The books and records of  Acquiring  Fund,  including  FIN 48 work papers and supporting statements,  made available to Delaware Group Equity Funds
IV and/or its counsel are true and correct in all material  respects and contain no material  omissions  with respect to the business and operations of Acquiring
Fund.

          (k) Delaware  Group Adviser Funds has elected to treat  Acquiring Fund as a RIC for federal  income tax  purposes  under Part I of  Subchapter M of the
Code,  Acquiring  Fund is a "fund" as defined in Section  851(g)(2) of the Code, has  qualified  as a RIC for each  taxable  year  since its  inception  and will qualify  as a RIC as of  the  Closing,  and  consummation  of  the  transactions contemplated  by the Plan will not cause it to fail to be  qualified as a RIC as of the Closing.

     6.   Representations  and  Warranties by Delaware Group Equity Funds IV and
          Delaware Group Adviser Funds

          Delaware  Group Equity Funds IV and Delaware  Group Adviser Funds each represents and warrants to the other that:

          (a) Except as discussed in its currently effective  prospectus,  there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge,  threatened  against it, that would materially  affect its financial  condition or its ability to consummate the transactions  contemplated by this Agreement. It is not charged with or, to its knowledge, threatened with, any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative ruling relating to any aspect of its business.

          (b) There are no known actual or proposed deficiency  assessments with respect to any taxes payable by it.

          (c) It has duly and  timely  filed,  on  behalf  of  Acquired  Fund or
Acquiring Fund, as  appropriate,  all Tax (as defined below) returns and reports
(including information returns), which are required to be filed by such Acquired
Fund or Acquiring  Fund, and all such returns and reports  accurately  state the amount of Tax owed for the periods  covered by the  returns,  or, in the case of information  returns, the amount and character of income required to be reported by such Acquired Fund or Acquiring Fund. On behalf of Acquired Fund or Acquiring
Fund, as appropriate,  it has paid or made provision and properly  accounted for all Taxes due or  properly  shown to be due on such  returns  and  reports.  The amounts set up as provisions for Taxes in the books and records of Acquired Fund or Acquiring Fund, as appropriate,  as of the Close of Business on the Valuation
Date will, to the extent required by generally accepted  accounting  principles, be sufficient for the payment of all Taxes of any kind,  whether  accrued,  due, absolute,  contingent  or  otherwise,  which  were or which  may be  payable  by
Acquired Fund or Acquiring Fund, as appropriate, for any periods or fiscal years prior to and including the Close of Business on the  Valuation  Date,  including all Taxes imposed  before or after the Close of Business on the  Valuation  Date that are  attributable to any such period or fiscal year. No return filed by it, on behalf of Acquired Fund or Acquiring Fund, as appropriate, is currently being audited  by the  Internal  Revenue  Service  or by any  state  or  local  taxing authority. As used in this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign  (whether  imposed by a country or  political  subdivision  or authority  thereunder) income, gross receipts,  excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and  duties,  fees,  assessments  or  charges,  whether  payable  directly or by withholding,  together with any interest and any penalties,  additions to tax or additional  amounts imposed by any taxing  authority  (foreign or domestic) with respect thereto.  To its knowledge,  there are no levies,  liens or encumbrances relating to Taxes existing,  threatened or pending with respect to the assets of
Acquired Fund or Acquiring Fund, as appropriate.

          (d) All  information  provided to Delaware  Group  Equity  Funds IV by
Delaware Group Adviser Funds,  and by Delaware Group Equity Funds IV to Delaware
Group Adviser Funds,  for inclusion in, or transmittal  with, the Combined Proxy
Statement/Prospectus  with respect to this Agreement  pursuant to which approval of Acquired  Fund's  shareholders  will be sought,  shall not contain any untrue statement of a material  fact,  or omit to state a material  fact required to be stated  therein in order to make the  statements  made therein,  in light of the circumstances under which they were made, not misleading.

          (e) Except in the case of Delaware  Group Equity Funds IV with respect to the approval of Acquired Fund's  shareholders of this Agreement,  no consent, approval,  authorization or order of any court or governmental  authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this  Agreement,  except as may be required by the 1933 Act, the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  the 1940 Act, or state securities laws or Delaware  statutory trust laws (including,  in the case of each of the foregoing, the rules and regulations thereunder).

     7. Covenants of Delaware Group Equity Funds IV

          (a)  Delaware  Group Equity Funds IV covenants to operate the business of Acquired Fund as presently conducted between the date hereof and the Closing.

          (b) Delaware Group Equity Funds IV undertakes  that Acquired Fund will not acquire the shares of beneficial  interest of Acquiring Fund for the purpose of making distributions thereof other than to Acquired Fund's shareholders.

          (c) Delaware Group Equity Funds IV covenants that by the Closing,  all of Acquired Fund's federal and other Tax returns and reports  required by law to be filed on or before  such date shall have been filed and all federal and other
Taxes  shown as due on said  returns  either  shall  have been paid or  adequate liability reserves shall have been provided for the payment of such Taxes.

          (d)  Delaware  Group  Equity  Funds  IV  will at the  Closing  provide
Delaware Group Adviser Funds with:

               (1) A statement of the respective tax basis of all investments to be transferred by Acquired Fund to Acquiring Fund.

               (2) A copy (which may be in electronic  form) of the  shareholder ledger accounts including,  without limitation,  the name, address and taxpayer  identification  number of each  shareholder  of record,  the number of shares of beneficial interest held by each shareholder,  the dividend  reinvestment  elections applicable to each shareholder,  and
          the   backup    withholding   and   nonresident    alien   withholding
          certifications,  notices or records  on file with  Acquired  Fund with respect to each shareholder,  for all of the shareholders of record of
          Acquired Fund as of the Close of Business on the Valuation  Date,  who
          are to become holders of Acquiring Fund as a result of the transfer of assets  that  is the  subject  of  this  Agreement,  certified  by its transfer agent or its President or its  Vice-President  to the best of their knowledge and belief.

               (3) All FIN 48 work papers and supporting  statements  pertaining to the Acquired Fund.

          (e) The Board of  Trustees  of Delaware  Group  Equity  Funds IV shall call,  and  Delaware  Group  Equity  Funds IV shall hold,  a Special  Meeting of
Acquired  Fund's  shareholders  to consider  and vote upon this  Agreement  (the
"Special  Meeting")  and  Delaware  Group  Equity  Funds IV shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein.  Delaware  Group Equity Funds IV agrees to mail to each  shareholder  of record entitled to vote at the Special Meeting at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof,  a Combined  Proxy  Statement/Prospectus  that complies in all material respects  with the  applicable  provisions  of Section 14(a) of the 1934 Act and
Section  20(a)  of the 1940  Act,  and the  rules  and  regulations  promulgated thereunder.

          (f) Delaware  Group  Equity  Funds IV shall  supply to Delaware  Group
Adviser  Funds,  at the Closing,  the  statement  of the assets and  liabilities described in Section 4(e) of this Agreement in conformity with the  requirements described in such Section.

     8.   Covenants of Delaware Group Adviser Funds

          (a)  Delaware  Group  Adviser  Funds  covenants  that  the  shares  of beneficial  interest of  Acquiring  Fund to be issued and  delivered to Acquired
Fund  pursuant to the terms of Section 1 hereof shall have been duly  authorized as of the Closing and, when so issued and delivered,  shall be registered  under the  1933  Act,  validly  issued,  and  fully  paid and  non-assessable,  and no shareholder of Acquiring Fund shall have any statutory or contractual preemptive right of  subscription  or  purchase in respect  thereof,  other than any rights created pursuant to this Agreement.

          (b) Delaware Group Adviser Funds  covenants to operate the business of
Acquiring Fund as presently conducted between the date hereof and the Closing.

          (c) Delaware Group Adviser Funds covenants that by the Closing, all of
Acquiring Fund's federal and other Tax returns and reports required by law to be filed on or before  such date shall have been  filed and all  federal  and other
Taxes  shown as due on said  returns  shall have  either  been paid or  adequate liability reserves shall have been provided for the payment of such Taxes.

          (d) Delaware Group Adviser Funds shall supply to Delaware Group Equity
Funds IV, at the Closing,  the statement of assets and liabilities  described in
Section 5(d) of this Agreement in conformity with the requirements  described in such Section.

          (e)  Delaware  Group  Adviser  Funds  shall have filed with the United
States  Securities and Exchange  Commission  (the  "Commission")  a Registration
Statement on Form N-14 under the 1933 Act ("Registration  Statement"),  relating to the shares of beneficial interest of Acquiring Fund issuable  hereunder,  and shall have used its best  efforts to provide  that such  Registration  Statement becomes  effective  as promptly as  practicable.  At the time such  Registration
Statement becomes  effective,  it (i) complied in all material respects with the applicable  provisions  of the 1933 Act,  the 1934 Act and the 1940 Act, and the
rules and  regulations  promulgated  thereunder;  and (ii) will not  contain  an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration  Statement becomes effective,  at the time of Acquired
Fund's  shareholders'  meeting, and at the Closing, the prospectus and statement of additional  information  included in the  Registration  Statement did not and will not  contain  an untrue  statement  of a  material  fact or omit to state a material  fact  necessary to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading.

     9.   Conditions Precedent to be Fulfilled by Delaware Group Equity Funds IV
          and Delaware Group Adviser Funds

          The  obligations  of Delaware Group Equity Funds IV and Delaware Group
Adviser  Funds to effectuate  this  Agreement  and the Plan  hereunder  shall be subject to the following respective conditions:

          (a) That (i) all the representations and warranties of the other party contained  herein shall be true and correct in all  material  respects as of the
Closing  with the same  effect as though  made as of and at such date;  (ii) the other party shall have performed all  obligations

                                       10

required by this Agreement to be performed by it at or prior to the Closing; and
(3) the other party shall have  delivered to such party a certificate  signed by the President or  Vice-President  and by the Secretary or equivalent  officer to the foregoing effect.

          (b) That the other party shall have  delivered to such party a copy of the resolutions  approving this Agreement  adopted by the other party's Board of
Trustees, certified by the Secretary or equivalent officer.

          (c) That the Commission shall not have issued an unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

          (d) That this Agreement,  the Plan and the  transactions  contemplated hereby shall have been approved by the appropriate action of the shareholders of
Acquired Fund at an annual or special meeting or any adjournment thereof.

          (e)  That  Acquired  Fund  shall  have  declared  a  distribution   or
distributions on or prior to the Valuation Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its  ordinary  income,  capital  gain  net  income  and net  interest  income excludable  under  Section  103(a) of the Code,  if any, for the period from the close of its last fiscal year to the Close of  Business on the  Valuation  Date, and (ii) any  undistributed  ordinary  income,  capital  gain net income and net interest  income  excludable  under  Section  103(a)  of the Code from any prior period.  Capital  gain net  income  has the  meaning  given such term by Section
1222(g) of the Code.

          (f)  That  all  required  consents  of  other  parties  and all  other consents,  orders and permits of federal, state and local authorities (including those of the Commission and of state Blue Sky securities authorities,  including any necessary  "no-action"  positions or exemptive  orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit  would not involve risk of material  adverse  effect on the assets and properties of Acquired Fund or Acquiring Fund.

          (g) That prior to or at the  Closing,  Delaware  Group Equity Funds IV
and Delaware  Group Adviser  Funds shall receive an opinion from Stradley  Ronon
Stevens & Young,  LLP  ("SRSY") to the effect  that,  provided  the  acquisition contemplated hereby is carried out in accordance with the applicable laws of the
State  of  Delaware,   this   Agreement   and  in  accordance   with   customary
representations  provided by Delaware  Group Equity Funds IV and Delaware  Group
Adviser Funds in certificates delivered to SRSY:

               (1) The acquisition by Acquiring Fund of substantially all of the assets of Acquired Fund in exchange  solely for Acquiring  Fund shares
          to  be  issued   pursuant  to  Section  1  hereof,   followed  by  the
          distribution  by Acquired Fund to its  shareholders  of Acquiring Fund shares in complete  liquidation  of Acquired  Fund,  will qualify as a reorganization  within the meaning of Section  368(a)(1)  of the

                                       11

          Code,  and  Acquiring  Fund and Acquired Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

               (2) No gain or loss will be  recognized by Acquired Fund upon the transfer  of  substantially  all of its  assets to  Acquiring  Fund in exchange  solely for the voting shares of Acquiring Fund (to be issued in accordance  with Section 1 hereof) under Section 361(a) and Section
          357(a) of the Code;

               (3) No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all of the assets of Acquired Fund in exchange  solely for the voting shares of Acquiring Fund (to be issued in  accordance  with Section 1 hereof)  under  Section  1032(a) of the
          Code;

               (4) No gain or loss will be  recognized by Acquired Fund upon the distribution of Acquiring Fund shares to Acquired Fund shareholders in accordance with Section 1 hereof in liquidation of Acquired Fund under
          Section 361(c)(1) of the Code.

               (5)  The  basis  of the  assets  of  Acquired  Fund  received  by
          Acquiring  Fund  will be the  same as the  basis  of  such  assets  to
          Acquired Fund  immediately  prior to the exchange under Section 362(b)
          of the Code;

               (6) The holding period of the assets of Acquired Fund received by
          Acquiring  Fund will include the period  during which such assets were held by Acquired Fund under Section 1223(2) of the Code;

               (7) No gain or loss will be  recognized  by the  shareholders  of
          Acquired  Fund upon the exchange of their shares in Acquired  Fund for the voting shares  (including  fractional  shares to which they may be entitled) of Acquiring Fund (to be issued in accordance with Section 1 hereof) under Section 354(a) of the Code;

               (8) The basis of Acquiring Fund shares  received by Acquired Fund shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of the shares of Acquired Fund exchanged therefor under Section 358(a)(1)
          of the Code;

               (9) The holding  period of Acquiring  Fund's  shares  received by
          Acquired  Fund's  shareholders  in  accordance  with  Section 1 hereof
          (including  fractional  shares  to which  they may be  entitled)  will include the holding  period of Acquired  Fund's shares  surrendered in exchange  therefor,  provided that Acquired Fund shares were held as a capital asset on the date of the Reorganization  under Section 1223(l)
          of the Code; and

               (10)  Acquiring  Fund will succeed to and take into account as of the date of the transfer (as defined in Section  1.381(b)-1(b)  of the regulations  issued  by the  United  States  Treasury  (the  "Treasury
          Regulations"))  the items of Acquired Fund described in Section 381(c)
          of the Code,  subject to the conditions and  limitations  specified in
          Sections  381,  382,  383  and  384  of the  Code,  and  the  Treasury
          Regulations.

                                       12

          (h) That  Delaware  Group Adviser Funds shall have received an opinion in form and  substance  reasonably  satisfactory  to it from  SRSY,  counsel  to
Delaware  Group Equity Funds IV, to the effect that,  subject in all respects to the effects of bankruptcy,  insolvency, arrangement among creditors, moratorium,
fraudulent   transfer  or   conveyance,   and  other  similar  laws  of  general
applicability  relating to or affecting  creditor's rights and to general equity principles:

               (1)  Delaware  Group  Equity  Funds IV was created as a statutory trust (formerly known as a business trust) under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing under the laws of the State of Delaware;

               (2)  Delaware  Group Equity  Funds IV is  authorized  to issue an unlimited number of shares of beneficial interest,  without par value, of Acquired Fund;

               (3) Delaware  Group  Equity  Funds IV is an open-end,  investment company of the management type registered as such under the 1940 Act;

               (4) Except as disclosed in Acquired  Fund's  currently  effective prospectus,  such counsel does not know of any material suit,  action, or legal or administrative  proceeding  pending or threatened  against
          Delaware Group Equity Funds IV, the unfavorable outcome of which would materially  and  adversely  affect  Delaware  Group Equity Funds IV or
          Acquired Fund;

               (5)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is required for the  consummation by Delaware Group Equity Funds IV of the transactions  contemplated by this Agreement,  except such as have been  obtained  under the 1933 Act,  the 1934 Act,  the 1940 Act,  and
          Delaware laws  (including,  in the case of each of the foregoing,  the rules and  regulations  thereunder)  and such as may be required under state securities laws;

               (6) Neither  the  execution,  delivery  nor  performance  of this
          Agreement by Delaware  Group Equity Funds IV violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other  instrument,  known to such counsel to which
          Delaware  Group Equity Funds IV is a party or by which  Delaware Group
          Equity Funds IV is otherwise bound; and

               (7) This Agreement has been validly  authorized by Delaware Group
          Equity Funds IV and represents the legal, valid and binding obligation of Delaware Group Equity Funds IV and is enforceable  against Delaware
          Group Equity Funds IV in accordance with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on  certificates  of the officers of Delaware Group Equity Funds IV with regard to matters of fact and certain  certifications  and written statements of governmental  officials  with  respect to the good  standing of  Delaware  Group
Equity Funds IV.

                                       13

          (i) That Delaware Group Equity Funds IV shall have received an opinion in form and  substance  reasonably  satisfactory  to it from  SRSY,  counsel  to
Delaware Group Adviser Funds, to the effect that, subject in all respects to the effects of bankruptcy,  insolvency,  arrangement  among  creditors,  moratorium,
fraudulent   transfer  or   conveyance,   and  other  similar  laws  of  general
applicability  relating to or affecting  creditor's rights and to general equity principles:

               (1) Delaware Group Adviser Funds was created as a statutory trust
          (formerly  known as a business  trust)  under the laws of the State of
          Delaware on December  17,  1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

               (2)  Delaware  Group  Adviser  Funds  is  authorized  to issue an unlimited number of shares of beneficial interest,  without par value, of Acquiring Fund;

               (3)  Delaware  Group  Adviser  Funds  is an  open-end  investment company of the management type registered as such under the 1940 Act;

               (4) Except as disclosed in Acquiring Fund's  currently  effective prospectus,  such counsel does not know of any material suit,  action, or legal or administrative  proceeding  pending or threatened  against
          Delaware Group Adviser Funds,  the unfavorable  outcome of which would materially  and  adversely  affect  Delaware  Group  Adviser  Funds or
          Acquiring Fund;

               (5) The shares of  beneficial  interest of  Acquiring  Fund to be issued  pursuant  to the  terms of  Section  1 hereof  have  been duly authorized  and,  when  issued  and  delivered  as  provided  in  this
          Agreement,  will have been  validly  issued and fully paid and will be non-assessable  by Delaware Group Adviser Funds or Acquiring Fund, and
          to such counsel's  knowledge,  no shareholder has any preemptive right to  subscription  or purchase in respect thereof other than any rights that may be deemed to have been granted pursuant to this Agreement;

               (6)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is required for the  consummation  by Delaware  Group Adviser Funds of the transactions  contemplated by this Agreement,  except such as have been  obtained  under the 1933 Act,  the 1934 Act,  the 1940 Act,  and
          Delaware laws  (including,  in the case of each of the foregoing,  the rules and  regulations  thereunder)  and such as may be required under state securities laws;

               (7) Neither  the  execution,  delivery  nor  performance  of this
          Agreement by Delaware  Group Adviser  Funds  violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other  instrument,  known to such counsel to which
          Delaware  Group  Adviser Funds is a party or by which  Delaware  Group
          Adviser Funds is otherwise bound; and

               (8) This  Agreement has been validly  authorized  and executed by
          Delaware  Group  Adviser  Funds and  represents  the legal,  valid and binding

                                       14

          obligation of Delaware Group Adviser Funds and is enforceable  against
          Delaware Group Adviser Funds in accordance with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on  certificates  of the officers of Delaware  Group  Adviser Funds with regard to matters of fact and certain  certifications  and written statements of governmental  officials  with  respect to the good  standing of  Delaware  Group
Adviser Funds.

          (j) That Delaware  Group Adviser  Funds'  Registration  Statement with respect to the shares of beneficial  interest of Acquiring  Fund to be delivered to Acquired  Fund's  shareholders in accordance with Section 1 hereof shall have become  effective,  and  no  stop  order  suspending  the  effectiveness  of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

          (k) That the shares of  beneficial  interest of  Acquiring  Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by
     Delaware  Group  Adviser  Funds with each state  commission  or agency with which such  eligibility is required in order to permit the shares  lawfully to be delivered to each Acquired Fund shareholder.

          (l) That at the Closing,  Delaware Group Equity Funds IV, on behalf of
     Acquired Fund, transfers to Acquiring Fund aggregate Net Assets of Acquired
     Fund  comprising  at least 90% in fair market value of the total net assets and 70% in fair  market  value of the total  gross  assets  recorded on the books of Acquired Fund at the Close of Business on the Valuation Date.

     10. Fees and Expenses  The  expenses of entering  into and carrying out the provisions of this Agreement, whether or not consummated,  shall be borne 30% by
Acquired Fund; 30% by Acquiring Fund; and 40% by Delaware  Management Company, a
series of Delaware Management Business Trust.

     11. Termination; Waiver; Order

          (a)   Anything   contained   in  this   Agreement   to  the   contrary
notwithstanding,  this Agreement may be terminated and the Plan abandoned at any time (whether before or after adoption  thereof by the  shareholders of Acquired
Fund) prior to the Closing as follows:

               (1) by mutual  consent  of  Delaware  Group  Equity  Funds IV and
          Delaware Group Adviser Funds;

               (2) by Delaware Group Adviser Funds if any condition precedent to its  obligations  set  forth in  Section 9 has not been  fulfilled  or waived by Delaware Group Adviser Funds; or

               (3) by Delaware Group Equity Funds IV if any condition  precedent to its  obligations  set forth in Section 9 has not been  fulfilled or waived by Delaware Group Equity Funds IV.

                                       15

          (b) If the  transactions  contemplated by this Agreement have not been consummated by December 31, 2008, this Agreement shall  automatically  terminate on that date,  unless a later date is agreed to by both  Delaware  Group  Equity
Funds IV and Delaware Group Adviser Funds.

          (c) In the event of  termination  of this  Agreement  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there shall not be any  liability  on the part of either  Delaware  Group Equity
Funds IV or Delaware  Group  Adviser  Funds or persons  who are their  trustees, officers, agents or shareholders in respect of this Agreement.

          (d) At any time prior to the Closing,  any of the terms or  conditions of this  Agreement  may be waived by either  Delaware  Group  Equity Funds IV or
Delaware Group Adviser Funds, respectively (whichever is entitled to the benefit thereof).

          (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan,  and neither  Delaware  Group Equity  Funds IV nor  Delaware  Group
Adviser Funds, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such  representations or warranties after the
Closing.  This  provision  shall not  protect  any  officer,  trustee,  agent or shareholder  of Delaware  Group Equity Funds IV or Delaware  Group Adviser Funds
against any  liability to the entity for which that officer,  trustee,  agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties in the conduct of such office.

          (f) If any order or  orders of the  Commission  with  respect  to this
Agreement  shall be issued  prior to the Closing  and shall  impose any terms or conditions  that are  determined  by action of the Board of Trustees of Delaware
Group Equity Funds IV or the Board of Trustees of Delaware  Group  Adviser Funds
to be  acceptable,  such terms and  conditions  shall be binding as if a part of this Agreement  without further vote or approval of the shareholders of Acquired
Fund,  unless  such  further  vote is required  by  applicable  law or by mutual consent of the parties.

     12.  Liability of Delaware  Group Adviser  Funds and Delaware  Group Equity
          Funds IV

          (a)  Each  party  acknowledges  and  agrees  that all  obligations  of
Delaware  Group Adviser Funds under this Agreement are binding only with respect to Acquiring Fund; that any liability of Delaware Group Adviser Funds under this
Agreement with respect to Acquiring Fund, or in connection with the transactions contemplated herein with respect to Acquiring Fund, shall be discharged only out of the assets of Acquiring  Fund; that no other series of Delaware Group Adviser
Funds shall be liable with respect to this  Agreement or in connection  with the transactions  contemplated  herein; and that neither Delaware Group Equity Funds
IV nor Acquired Fund shall seek satisfaction of any such obligation or liability from the shareholders of Delaware Group Adviser Funds,  the trustees,  officers, employees or agents of Delaware Group Adviser Funds, or any of them.

          (b)  Each  party  acknowledges  and  agrees  that all  obligations  of
Delaware  Group  Equity  Funds IV under this  Agreement  are  binding  only with respect to Acquired  Fund;  that any liability of Delaware Group Equity Funds IV under this Agreement  with respect to Acquired  Fund, or in connection  with the transactions  contemplated  herein  with  respect  to  Acquired  Fund,  shall be discharged  only out of the assets of  Acquired  Fund;  that no other  series of
Delaware Group Equity Funds IV shall be liable with respect to this Agreement or in  connection  with the  transactions  contemplated  herein;  and that  neither
Delaware Group Adviser Funds nor Acquiring Fund shall seek  satisfaction  of any such  obligation or liability  from the  shareholders  of Delaware  Group Equity
Funds IV, the trustees,  officers,  employees or agents of Delaware Group Equity
Funds IV, or any of them.

     13.  Final Tax Returns and Forms 1099 of Acquired Fund

          (a) After the Closing,  Delaware  Group Equity Funds IV shall or shall cause its agents to prepare any federal,  state or local Tax returns,  including any Forms  1099,  required to be filed by Delaware  Group  Equity  Funds IV with respect  to  Acquired  Fund's  final  taxable  year  ending  with  its  complete liquidation  and for any prior  periods or taxable years and shall further cause such Tax  returns  and Forms 1099 to be duly filed with the  appropriate  taxing authorities.

          (b)  Notwithstanding  the provisions of Section 1 hereof, any expenses incurred  by Delaware  Group  Equity  Funds IV or Acquired  Fund (other than for payment  of Taxes) in  connection  with the  preparation  and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by Acquired Fund to the extent such  expenses  have been or should have been accrued by Acquired Fund in the ordinary  course without regard to the Plan  contemplated by this Agreement;
any excess expenses shall be borne by Delaware  Management  Company, a series of
Delaware  Management Business Trust, at the time such Tax returns and Forms 1099 are prepared.

     14.  Cooperation and Exchange of Information

          Delaware  Group Adviser Funds and Delaware  Group Equity Funds IV will provide each other and their respective  representatives  with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns,  amended  return or claim for refund,  determining  a liability  for Taxes,  or in  determining  the  financial  reporting  of any tax position,  or a right to a refund of Taxes or participating in or conducting any audit or other  proceeding in respect of Taxes.  Each party or their  respective agents  will  retain for a period of six (6) years  following  the  Closing  all returns,  schedules and work papers and all material  records or other documents relating to Tax matters and  financial  reporting  of tax  positions of Acquired
Fund and  Acquiring  Fund for its taxable  period first ending after the Closing and for all prior taxable periods.

     15.  Entire Agreement and Amendments

          This Agreement  embodies the entire Agreement  between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended  only by mutual  consent of the parties in writing.  Neither this
Agreement  nor any  interest  herein may be assigned  without the prior  written consent of the other party.

                                       17

     16.  Counterparts

          This Agreement may be executed in any number of counterparts,  each of which  shall be deemed to be an  original,  but all such  counterparts  together shall constitute but one instrument.

     17.  Notices

          Any notice,  report,  or demand required or permitted by any provision of this Agreement  shall be in writing and shall be deemed to have been given if delivered or mailed,  first class postage  prepaid,  addressed to Delaware Group
Equity  Funds  IV or  Delaware  Group  Adviser  Funds  at  2005  Market  Street,
Philadelphia, PA 19103, Attention: Secretary.

     18.  Governing Law

          This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware.

     19.  Effect of Facsimile Signature

          A facsimile  signature of an  authorized  officer of a party hereto on this  Agreement  and/or any transfer  document  shall have the same effect as if executed in the original by such officer.

                                       18

     IN WITNESS  WHEREOF,  Delaware  Group Equity  Funds IV and  Delaware  Group
Adviser Funds have each caused this Agreement and Plan of  Reorganization  to be executed on its behalf by its duly  authorized  officers,  all as of the day and year  first-above  written.

                                 Delaware  Group  Equity  Funds IV, on behalf of
                                 the Delaware Large Cap Growth Fund

                                 By:   /s/ Richard Salus
                                       Richard Salus
                                       Chief Financial Officer

                                 Delaware Group Adviser Funds, on behalf of the
                                 Delaware U.S. Growth Fund

                                 By:   /s/ Richard Salus
                                       Richard Salus
                                       Chief Financial Officer